(BEARDEN & SMITH LETTERHEAD)
                     1776 OLD SPRING HOUSE LANE - SUITE 200
                             ATLANTA, GEORGIA 30338
                   TELEPHONE (770) 457-6606 FAX (770) 451-2873


May 26, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Brandmakers, Inc.
  File Ref. No. 0-28184

We have been engaged as the Registrant's principal accountant, and replacement for Ehrhardt Keefe Steiner & Hottman PC, upon the approval of the Registrant's Board of Directors. We have read the disclosures made by the Registrant in their Form 8-K and have no disagreements with what has been stated.

Sincerely,


/S/ Bearden & Smith, P.C.

Bearden & Smith, P.C.